Niels W. Johnsen

Consulting Agreement

This will confirm that International Shipholding Corporation has agreed to retain you as a consultant commencing January 1, 2006 through December 31, 2006, for a fee of $125,000, payable in 12 monthly installments of $10,416.67, plus reasonable out-of-pocket expenses.  At the end of the period, this Agreement is automatically extended on a month-by-month basis.  Either party on a 90-day notice may cancel this Agreement.  Please sign below to acknowledge your agreement to this consulting arrangement.

Sincerely,

/s/ E. F. Johnsen

______________________

E. F. Johnsen

Chairman of the Board

AGREED AND ACCEPTED:

/s/ N. W. Johnsen

______________________

N. W. Johnsen

Date : 1/9/06